UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 30, 2019

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania	17703-0967
(Address of principal executive offices)	(Zip Code)

(570) 322-1111
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5.55 par value	PWOD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03              Material Modification to the Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2019, Penns Woods Bancorp, Inc. (the “Company”) filed with the Department of State of the Commonwealth of Pennsylvania articles of amendment (the “Articles of Amendment”) to its articles of incorporation to effect a previously announced three-for-two stock split (the “Stock Split”) of the Company’s common stock, $8.33 par value per share. As a result of the Articles of Amendment, which do not require shareholder approval under Pennsylvania law, effective at 11:59 p.m. on September 30, 2019 (the “Effective Time”), each share of the Company’s common stock issued at the Effective Time was changed into one and one-half shares of the Company’s common stock with a stated par value of $5.55 per share.  In lieu of fractional shares, the Company will pay to each shareholder of record otherwise entitled to any fractional share an amount equal to such fraction multiplied by the closing sale price of the common stock on October 1, 2019, as reported on the Nasdaq Global Select Market.  After the Effective Time, the number of authorized shares of the Company’s common stock is 22,500,000 shares with a par value of $5.55 per share.

In addition, the Articles of Amendment contain a provision authorizing the Company to issue shares in uncertificated form. Additional shares of common stock resulting from the Stock Split will be in uncertificated form.  Shareholders will receive a written notice that will include the information required by law in connection with the issuance of uncertificated shares, including the number of shares issued as a result of the Stock Split.  The Stock Split increased the number of outstanding shares of the Company’s common stock from 4,692,927 shares to approximately 7,039,389 shares, subject to adjustment for the payment of cash in lieu of fractional shares.

The amendments to the Company’s articles of incorporation as set forth in the Articles of Amendment are attached hereto as Exhibit 3.2.  Except as amended by the Articles of Amendment, the Company’s articles of incorporation remain unchanged.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No	Description
3.1	Articles of Incorporation of Penns Woods Bancorp, Inc. (incorporated by reference to Exhibit 3(i) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018).

3.2	Amendments to the Articles of Incorporation of Penns Woods Bancorp, Inc. as filed with the Department of State of the Commonwealth of Pennsylvania and effective September 30, 2019.

99.1	Press release, dated September 3, 2019, announcing Stock Split (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on September 3, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: October 1, 2019

	By:	/s/ Brian L. Knepp
Brian L. Knepp
President and Chief Financial Officer